EXHIBIT 4.1



         NUMBER                                               SHARES

         -------                                              -------



                        PHARMACY BUYING ASSOCIATION, INC.

                AUTHORIZED 30,000 SHARES OF $1.00 PAR VALUE EACH



THIS  CERTIFIES THAT  __________________________________________________  is the
registered  holder  of  ________________________________________________________
fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

         this _______ day               of __________________ A.D. _________




___________________________________  (SEAL)  __________________________________
                           SECRETARY                                  PRESIDENT